UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



     Date of report (Date of earliest event reported):  June 17, 2009



                      JONES LANG LASALLE INCORPORATED
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)



      Maryland                      001-13145                36-4150422
------------------------      --------------------          ---------------
(State or other juris-        (Commission File              (IRS Employer
diction of incorporation)     Number)                       Identification
                                                            No.)



     200 East Randolph Drive, Chicago, IL                      60601
     ------------------------------------                   ----------
    (Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code:         (312) 782-5800



                              Not Applicable
      --------------------------------------------------------------
      (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]      Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [  ]      Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [  ]      Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

THIRD AMENDMENT TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT AND SECOND AMENDMENT TO TERM LOAN AGREEMENT

      On June 17, 2009, the Company, executed each of (i) a third amendment (the "Multicurrency Agreement Amendment") to its Amended and Restated Multicurrency Credit Agreement and (ii) a second amendment (the "Term Loan Amendment" and together with the Multicurrency Agreement Amendment, the "Amendments") to its Term Loan Agreement, both among Jones Lang LaSalle Finance B.V., a subsidiary of the Company, the Company and certain of its other subsidiaries, as guarantors, the banks party thereto, and Banc of Montreal, as Administrative Agent and BMO Capital Markets and Bank of
America Securities, LLC as co-lead arrangers on the amendments.   The
Amendments, among other things, (i) increase the maximum allowable Cash Flow Leverage Ratio from 3.50x to 3.75x through March 2011, which will then be reduced to 3.50x for the two quarters ending September 30, 2011 and further reduced to 3.25x thereafter, (ii) permit the add-back to Adjusted EBITDA of $100 million of impairment or other non-cash charges related to co-investments, any non-cash goodwill impairment charges and an additional $25 million of restructuring charges and remove the requirement that such charges be taken prior to January 1, 2010, (iii) modify our Interest Coverage Ratio to include an add-back for depreciation in the calculation,
(iv) add certain mandatory partial pre-payment requirements to the Term Loan Agreement if our Cash Flow Leverage Ratio exceeds 3.25x for two consecutive quarters or at the end of any fiscal year, (v) extend limitations with respect to capital expenditures, share repurchases and co-investments, (vi) restrict our ability to pay semiannual dividends above $0.15 per share through March 2011 and (vii) add a floor of 1.25% on the interest rate of our LIBOR-based borrowings. The initial cost of borrowing will be approximately 4.25%, the agreements will continue to be unsecured, borrowing capacity will remain at $865 million and the maturity date for both will continue to be June 2012. Terms not otherwise defined in this Form 8-K will have the meanings provided for them in the Amendments, the Amended and Restated Multicurrency Credit Agreement, or the Term Loan Agreement.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

            The following Exhibits are included with this Report:

            99.1 Third Amendment dated as of June 17, 2009 to Amended and Restated Multicurrency Credit Agreement

            99.2  Second Amendment dated as of June 17, 2009 to
                  Term Loan Agreement

            99.3 Press release issued by Jones Lang LaSalle Incorporated on June 22, 2009 announcing the closings on the Third Amendment to the Amended and Restated Multicurrency Credit agreement and Second Amendment to the Term Loan Agreement

                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 22, 2009                 JONES LANG LASALLE INCORPORATED



                                    By:   /s/ Joseph J. Romenesko
                                          ------------------------------
                                          Name:  Joseph J. Romenesko
                                          Its:   Executive Vice President
                                                 and Treasurer

                               EXHIBIT INDEX
                               -------------




EXHIBIT NO.       DESCRIPTION
-----------       -----------

 99.1 Third Amendment to Amended and Restated Multicurrency Credit Agreement, dated as of June 17, 2009

 99.2             Second Amendment to Term Loan Agreement, dated as of
                  June 17, 2009

 99.3 Press release issued by Jones Lang LaSalle Incorporated on June 22, 2009 announcing the closings on the Third Amendment to the Amended and Restated Multicurrency Credit agreement and Second Amendment to the Term Loan Agreement